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FORM T‑1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________
THE HUNTINGTON NATIONAL BANK
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	31-0966785 (I.R.S. employer identification no.)
41 South High Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip code)

___________________________
THE ANDERSONS, INC.
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1562374 (I.R.S. employer identification no.)
480 West Dussel Drive Maumee, Ohio (Address of principal executive offices)	43537 (Zip code)
___________________________

____% Five-Year Debentures
____% Ten-Year Debentures
____% Fifteen-Year Debentures
(Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
1.    General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of the Comptroller of the Currency Central District	Chicago, Illinois 60605
Federal Reserve Bank	Cleveland , Ohio 44114
Federal Deposit Insurance Corporation Chicago Region	Chicago, Illinois 60505
(b)Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the Articles of Association of The Huntington National Bank as now in effect. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-169826)

2.
A copy of the Certificate of Authority of the Trustee to commence business. (see Item 16, Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 033-80090 which is incorporated by reference).

3.
A copy of the authorization of the Trustee to exercise corporate trust powers. (see Item 16, Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 033-80090 which is incorporated by reference).

4.	A copy of the existing by‑laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-169826)

5.	Not applicable

6.	The consent of the trustee required by Section 321(b) of the Act. (see Item 16, Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 033-80090 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Huntington National Bank a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus and State of Ohio, on the 20th day of June, 2012.
THE HUNTINGTON NATIONAL BANK .
By: /S/ JAMES E. SCHULTZ
Name: JAMES E. SCHULTZ
Title: VICE PRESIDENT

Report of Condition
Consolidating Domestic and
Foreign Subsidiaries of
The Huntington National Bank

of Columbus in the State of Ohio, at the close of business on March 31, 2012, as filed with the Office of the Comptroller of the Currency.

Charter Number 7745
Comptroller of the Currency Central District

Report of Condition
(in thousands of dollars)

Assets
Cash and balances due from depository institutions:
Non-interest bearing balances and currency and coin		$519,728
Interest bearing balances		688,622
Securities:
Held-to-maturity securities		621,798
Available-for-sale securities		8,572,707
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		52
Securities purchased under agreements to resell		—
Loans and lease financing receivables:
Loans and leases held for sales		310,383
Loans and leases net of unearned income	40,537,416
Less: Allowance for loan and lease losses	(897,201)
Loans and leases, net of unearned income and allowance		39,640,215
Trading assets		293,176
Premises and fixed assets (including capitalized leases)		569,377
Other real estate owned		48,141
Direct and indirect investments in real estate ventures		379,899
Intangible assets:
Goodwill		388,920
Other intangible assets		343,613
Other assets		3,208,033
Total assets		$55,584,664

Liabilities
Deposits:
In domestic offices		$44,841,327
Non-interest bearing	4,751,092
Interest bearing	40,090,235
In foreign offices, Edge and Agreement subsidiaries, and IBF's		1,242,270
Interest bearing	1,242,270

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,600
Securities sold under agreements to repurchase	1,477,963
Trading liabilities	229,671
Other borrowed money	1,173,258
Subordinated notes and debentures	1,056,526
Other liabilities	731,119
Total liabilities	50,755,734

Minority interest in consolidated subsidiaries	597,534

Equity capital
Common stock	39,999
Surplus	5,586,098
Retained earnings	(1,246,985)
Accumulated other comprehensive income	(147,716)
Total equity capital	4,231,396
Total liabilities and equity capital	$55,584,664

I, Don Kimble, Executive Vice President of the above-names bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Don Kimble
May 6, 2012

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that this has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Directors:
/s/ Stephen D. Steinour
/s/ David P. Lauer
/s/ David L.Porteous